Exhibit 99.1

Medifast, Inc. Announces Quarterly Dividend

BALTIMORE, March 17, 2022/PRNewswire/ -- Medifast, Inc. (NYSE: MED), the global company behind one of the fastest-growing health and wellness communities, OPTAVIA®, announced today that its Board of Directors has declared a $1.64 quarterly cash dividend to its stockholders. The quarterly cash dividend of $1.64 per share is payable on May 9, 2022 to stockholders of record as of the close of business on March 29, 2022.

Medifast expects to maintain a program of paying dividends on a quarterly basis. However, the declaration of dividends in the future is subject to the discretion of the company’s Board of Directors, who will evaluate the company's dividend program from time to time based on factors that it deems relevant.

About Medifast®:

Medifast (NYSE: MED) is the global company behind one of the fastest-growing health and wellness communities, OPTAVIA®, which offers scientifically developed products, clinically proven plans and the support of Coaches and a Community to help Clients achieve Lifelong Transformation, One Healthy Habit at a Time®. Based on more than 40 years of experience, Medifast has redefined direct selling by combining the best aspects of the model. Its community of independent OPTAVIA Coaches has impacted more than 2 million lives and teaches Clients how to develop holistic healthy habits through the proprietary Habits of Health® Transformational System. Medifast was recognized in 2020 and 2021 as one of FORTUNE's 100 Fastest-Growing Companies and was named to Forbes' 100 Most Trustworthy Companies in America list in 2017. For more information, visit MedifastInc.com or OPTAVIA.com and follow @Medifast on Twitter.

Forward Looking Statements

Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future dividends. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. These statements are based on the current expectations of the management of Medifast and are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, risks associated with Medifast’s direct-to-consumer business model, the impact of rapid growth on Medifast’s systems, disruptions in Medifast’s supply chain, Medifast’s inability to continue to develop new services and products, effectiveness of Medifast’s advertising and marketing programs, including use of social media by independent OPTAVIA Coaches, Medifast’s inability to maintain and grow the network of independent OPTAVIA Coaches, the departure of one or more key personnel, Medifast’s inability to protect against online security risks, to protect its brand, to protect against product liability claims, Medifast’s planned growth into domestic and international markets, adverse publicity associated with Medifast’s products, Medifast’s inability to continue declaring dividends, fluctuations of Medifast’s common stock market price, the impact of the COVID-19 pandemic on Medifast’s results, the severity, length and ultimate impact of COVID-19 on people and economies, increases in competition, litigation, consequences of other geopolitical events, natural disasters, acts of war, or climate change, activist investors, regulatory changes, market conditions and resulting impact on consumer spending, a failure of internal control over financial reporting and any limitations imposed by Medifast’s debt agreements. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

MED-F

Investor Contact:

ICR, Inc.

Reed Anderson

Reed.Anderson@icrinc.com

646-277-1260